UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 19, 2016
Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company is deeply saddened to announce that Peter W. McClean, a Director of Northeast Bancorp (the “Company”), passed away on September 19, 2016. In addition to serving as a Director of the Company since 2010, Mr. McClean served as the Chairman of both the Compensation Committee and the Risk Management Committee and was also a member of the Audit Committee. Mr. McClean was a highly engaged and regarded member of the Board, well liked and respected by all at the Company and will be greatly missed. The Company extends its sincere condolences to Mr. McClean’s family.

The Board of Directors of the Company has appointed Judith E. Wallingford to the Compensation Committee and Cheryl Lynn Dorsey to the Audit Committee. John C. Orestis shall serve as the Chairman of the Risk Management Committee and Robert R. Glauber shall serve as the Chairman of the Compensation Committee. Judith E. Wallingford will no longer serve as a member of the Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By	/s/ Richard Wayne
Name:	Richard Wayne
Title:	President and Chief Executive Officer

Date: September 23, 2016